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                                                                 EXHIBIT 1.1

                      6,500,000 Trust Preferred Securities

                         EL PASO ENERGY CAPITAL TRUST I

                 4 3/4% Trust Convertible Preferred Securities
             (Liquidation Amount $50 per Trust Preferred Security)
              Guaranteed by, and Convertible into Common Stock of,

                        EL  PASO  NATURAL  GAS  COMPANY

                             UNDERWRITING AGREEMENT



                                 March 11, 1998



DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MORGAN STANLEY DEAN WITTER
As Underwriters
c/o Donaldson, Lufkin & Jenrette
       Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

       El Paso Energy Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and El Paso Natural Gas Company, a Delaware corporation (the "Company"), propose that the Trust issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") 6,500,000 of its 4 3/4% Trust Convertible Preferred Securities (liquidation amount $50 per Trust Preferred Security) (the "Firm Securities"), representing preferred undivided beneficial interests in the assets of the Trust, guaranteed on a subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation and redemption, to the extent set forth in a guarantee agreement (the "Preferred Guarantee") between the Company and The Chase Manhattan Bank, as guarantee trustee (the "Guarantee Trustee"), and convertible into common stock, par value $3.00 per share ("Common Stock"), of the Company. The Trust and the Company also propose that the Trust issue and sell to the several Underwriters not more than an additional 700,000 of its 4 3/4% Trust Convertible Preferred Securities (the "Additional Securities") if requested by the




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Underwriters as provided in Section 2 hereof.  The Firm Securities and the
Additional Securities are hereinafter referred to collectively as the "Securities". The Trust will purchase, with the proceeds of the sale of the Securities and 195,000 (or 216,000 assuming full exercise by the Underwriters of the over-allotment option described herein) of its 4 3/4% Trust Convertible Common Securities (liquidation amount $50 per Trust Common Security) (the "Common Securities,") $325,000,000 aggregate principal amount (or $360,000,000 aggregate principal amount assuming full exercise by the Underwriters of the overallotment option described herein) of 4 3/4% Subordinated Convertible Debentures due 2028 (the "Debentures") of the Company, to be issued pursuant to an Indenture to be dated as of March 1, 1998 (as supplemented by a First Supplemental Indenture to be dated as of March 17, 1998, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee" ).

       Immediately after the Closing Date (as defined herein), the Company will be the holder of all of the Common Securities. The Common Securities will represent subordinated undivided beneficial interests in the assets of the Trust, guaranteed on a subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation and redemption, to the extent set forth in a guarantee agreement (the "Common Guarantee," and together with the Preferred Guarantee, the "Guarantees") executed by the Company. The Trust will be subject to the provisions of an Amended and Restated Declaration of Trust (the "Declaration") to be dated as of March 16, 1998 among the Company, as sponsor of the Trust, The Chase Manhattan Bank, as property trustee (the "Property Trustee"), Chase Manhattan Bank (Delaware), as Delaware trustee (the "Delaware Trustee"), and three individual trustees who are officers of the Company (the "Administrative Trustees"). The Property Trustee, the Delaware Trustee and the Administrative Trustees are collectively referred to herein as the "Trustees."

SECTION 1. Registration Statement and Prospectus. The Trust and the Company have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-42713), in respect of the Securities and the Company's debt and equity securities, which registration statement also constitutes a post-effective amendment to registration statement No. 333-14617, and has filed such amendments thereto as may have been required to the date of this Agreement. Such registration statement and such post-effective amendment, as amended, have been declared effective by the Commission. Such registration statement and such post-effective amendment, as amended through the date of this Agreement, including all documents incorporated or deemed to be incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), or otherwise, are herein collectively referred to as the "Registration Statement." The prospectus in the form first used to confirm sales of Securities (including the information contained in any prospectus supplement relating to the Securities and any documents or information incorporated or deemed to be incorporated by reference into such prospectus) are hereinafter collectively referred to as the "Prospectus". All references in





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this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The terms "supplement," "supplemented," "amendment," "amend" and "amended" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents filed by the Trust or the Company with the Commission pursuant to the Exchange Act that are incorporated or deemed to be incorporated therein by reference.

SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust and the Company agree that the Trust shall issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a price per Trust Preferred Security of $50 (the "Purchase Price"), the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

       On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Trust and the Company agree that the Trust shall issue and sell the Additional Securities and the Underwriters shall have the right to purchase, severally and not jointly, up to 700,000 Additional Securities from the Company at the Purchase Price. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. The Underwriters may exercise their right to purchase Additional Securities in whole or in part at any time by giving written notice thereof to the Trust and the Company within 30 days after the date of this Agreement. You shall give any such notice and such notice shall specify the aggregate number of Additional Securities to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date) and (ii) no later than ten business days after such notice has been given. If any Additional Securities are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Trust the number of Additional Securities (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Securities to be purchased from the Trust as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Securities.

       As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to purchase the Debentures of the Company, the Company on the Closing Date or any Option Closing Date (as hereinafter defined) shall pay to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), for the respective accounts of the several Underwriters, an amount equal to $50 per Trust Preferred





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Security for the Securities delivered by the Trust pursuant hereto on the
Closing Date or any Option Closing Date.

       The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of DLJ. Notwithstanding the foregoing, during such 90-day period (i) the Company may grant stock options, rights or warranties pursuant to the Company's director or employee benefit or compensation plans or arrangements;
(ii) the Company may issue shares of Common Stock upon the exercise of an option, right or warrant or the conversion of a security pursuant to such plans or arrangements; (iii) the Company may issue shares of Common Stock in connection with any business combination or other acquisition by the Company or any of its Subsidiaries; and (iv) the Company may transfer up to 1,474,076 shares of Common Stock to charitable organizations. The Company also agrees not to file any registration statement (other than in connection with the registration of securities pursuant to an employee stock option, stock purchase, dividend reinvestment plan or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the
Act) with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of DLJ.

SECTION 3. Terms of Public Offering. The Trust and the Company are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

SECTION 4. Delivery and Payment. The Securities shall be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated custodian. The Trust shall deliver the Securities, with any transfer taxes thereon duly paid by the Trust, to DLJ through the facilities of DTC for the respective accounts of the several Underwriters, against payment to the Trust of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The global certificates representing the Securities shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date (as defined below), at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Securities shall be 9:00 A.M., New York City time, on March 17, 1998 or such other time on the same or such other date as DLJ and the Company shall





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agree in writing.  The time and date of delivery for the Firm Securities are hereinafter referred to as the "Closing Date". The time and date of delivery and payment for any Additional Securities to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as DLJ and the Company shall agree in writing. The time and date of delivery for the Additional Securities are hereinafter referred to as an "Option Closing Date".

              The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement, shall be delivered at the offices of Andrews & Kurth L.L.P., 4200 Chase Tower, 600 Travis, Houston, Texas 77002 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may.

SECTION 5. Agreements of the Trust and the Company. The Trust and the Company, jointly and severally, agree with you:

       (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, and (iv) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement in order to make the statements therein not misleading or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

       (b) To furnish to you one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it (including exhibits thereto), and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it (without exhibits thereto).

       (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised; and, during such period, to prepare and file with the Commission, any amendment to the Registration Statement or amendment





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or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

       (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

       (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of either such counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

       (f) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request, to continue such registration or qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

       (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending March 31, 1998 that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission thereunder.

       (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Trust and the Company's and the Trust's accountants in connection with the





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registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, excluding any internal sales memoranda or other documents prepared by any of you, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Securities by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to the listing of the Securities on the New York Stock Exchange, Inc. ("NYSE"), (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Securities, (x) the fees and expenses of the Trustees, the Guarantee Trustee and the Indenture Trustee and their counsel in connection with the Declaration, the Guarantee, the Indenture and the Securities and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, but excluding fees, disbursements and expenses of counsel to the Underwriters and road show expenses of the Underwriters.

       (i) To use their commercially reasonable efforts to list, subject to notice of issuance, the Securities, the Debentures, and the Common Stock issuable upon conversion of the Securities or the Debentures on the NYSE and to maintain the listing of the Securities, the Debentures and such Common Stock on the NYSE so long as the Securities are outstanding.

       (j) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

       (k) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Trust or the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Securities.

SECTION 6.           Representations and Warranties of the Trust and the
Company.   The Trust and the Company, jointly and severally, represent and warrant to each Underwriter that:





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       (a)    The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

       (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

       (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

       (d) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration and the agreements and instruments contemplated by the Declaration and described in the Prospectus; based on expected operations and current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be taxable as a corporation; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

       (e) Each of the Company and its significant subsidiaries within the meaning of Regulation S-X (each hereinafter referred to as a "Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the





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corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and each is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

       (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; the shares of Common Stock issuable upon the conversion of the Securities or the Debentures have been duly authorized and reserved for issuance and when issued and delivered in accordance with the provisions of the Declaration and the Securities or the Indenture, will be validly issued and fully paid and non-assessable; the capital stock of the Company, including the Common Stock, conform in all material respects to the description thereof in the Prospectus; and the issuance of the Common Stock upon the conversion of the Securities or the Debentures will not be subject to preemptive or other similar rights.

       (g) The Securities have been duly and validly authorized by the Trust, and, when issued and delivered to the Underwriters against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable undivided preferred beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Securities is not subject to preemptive or other similar rights; the Securities will have the rights set forth in the Declaration, and the terms of the Securities are valid and binding on the Trust; the holders of the Securities will be entitled to the same limitation of personal liability extended to the stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

       (h) The Common Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued undivided subordinated beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at each Closing Date or Option Closing Date, as the case may be, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"), other than rights of the Company arising under the Declaration to redeem Common Securities; and the Common Securities and the Securities are the only interests authorized to be issued by the Trust.

       (i) Each of the Guarantee, the Declaration and the Indenture (collectively, the "Guarantor Agreements") has been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee and in the case of the Debentures, when validly authenticated and delivered by the Debenture Trustee and, and in the case of the Guarantee,





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
upon due execution, authentication and delivery of the Debentures and upon payment therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as (A) the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and each of the Preferred Guarantee, the Declaration and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

       (j) The Debentures have been duly authorized and, on the Closing Date or the Option Closing Date, will have been validly executed and delivered by the Company. When the Debentures have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trust in accordance with the terms of this Agreement and as described in the Prospectus, the Debentures will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

       (k) The Debentures conform in all material respects as to legal matters to the description thereof contained in the Prospectus.

       (l) Neither the Company nor any Subsidiary is (i) in violation of the Declaration, or its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound.

       (m) The execution, delivery and performance of this Agreement by the Trust, the compliance by the Trust with all of the provisions of this Agreement, and the consummation of the transactions contemplated by this Agreement and by the Declaration, including the issuance and sale of the Securities and the Common Securities by the Trust, the purchase of the Debentures by the Trust, and the distribution of the Debentures by the Trust in the circumstances contemplated by the Declaration, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any Subsidiary or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound, (iii) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any Subsidiary or their respective property,





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
(iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound or (v) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any Subsidiary or any other impairment of the rights of the holder of any such Authorization.

       (n) The execution, delivery and performance of this Agreement, the Debentures and the Guarantor Agreements by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby including the issuance and sale of the Securities and the Common Securities by the Trust, the sale of the Debentures by the Company to the Trust, the distribution of the Debentures by the Trust in the circumstances contemplated by the Declaration, the issuance by the Company of the Guarantee, and the issuance by the Company of the Common Stock upon the conversion of the Securities or the Debentures will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been made or received and except such as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any Subsidiary or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound, (iii) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any Subsidiary or their respective property,
(iv) result in the imposition or creation of (or the obligation to create or impose) a Lien (excluding any right of redemption of the Company arising under the Declaration, the Indenture or the Debentures) under any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound or (v) result in the suspension, termination or revocation of any permit, license, consent, exemption, franchise, authorization or other approval (each, an "Authorization") of the Company or any Subsidiary or any other impairment of the rights of the holder of any such Authorization.

       (o) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any Subsidiary is or could be a party or to which any of their respective property is or could be subject that would restrict the issuance and sale of the securities as contemplated by the Prospectus or that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

       (p) This Agreement has been duly authorized, executed and delivered by the Trust and the Company.

       (q) Coopers & Lybrand L.L.P. are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

       (r) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly in accordance with generally accepted accounting principles consistently applied the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

       (s) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

       (t) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company.

       (u) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the financial condition or the earnings, business, management or operations of the Company and its Subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any Subsidiary and
(iii) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent.

       (v) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 7.           Indemnification.   (a)        The Trust and the Company
jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or preliminary prospectus supplement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

       (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Trustees, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Trust or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or preliminary prospectus supplement.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the
expense of such Underwriter).   Any indemnified party shall have the right to
employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed, after notice thereof by the indemnified party, to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the
defense of such action on behalf of the indemnified party).   In any such case,
the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed
to comply with such reimbursement request.   No indemnifying party shall,
without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

       (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Trust and the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Trust and the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Trust and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Securities purchased by each of the Underwriters hereunder and not joint.

       (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

       (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

       (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposed of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

       (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by an executive officer of the Company in such capacity confirming the matters set forth in Sections 6(u), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

       (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the financial condition or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole,
(ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or this 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

       (e) You shall have received on the Closing Date (i) an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Andrews & Kurth L.L.P., counsel for the Company, addressing the matters set forth on Exhibit A attached hereto, (ii) an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of the general counsel of the Company, addressing the matters set forth on Exhibit B attached hereto, and (iii) an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Potter Anderson & Corroon LLP, special Delaware counsel for the Trust, addressing the matters set forth on Exhibit C attached hereto.

       (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Underwriters, with respect to all such matters as you may reasonably request.

       (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

       (h) The Securities shall have been approved for listing, subject to notice of issuance, on the NYSE.

       (i) The shares of Common Stock issuable upon conversion of the Securities shall have been approved for listing, subject to notice of issuance, on the NYSE.

       (j) The Underwriters shall have received a counterpart, conformed as executed, of each of the Guarantor Documents which shall have been entered into by the Company and the other parties thereto.

       (k) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

              The several obligations of the Underwriters to purchase any Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Securities and other matters related to the issuance of such Additional Securities.

SECTION 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if after the execution of this Agreement any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

              If on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Securities or Additional Securities, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Securities or Additional Securities, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Securities or Additional Securities, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Securities set forth opposite its name in Schedule I bears to the total number of Firm Securities which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Securities or Additional Securities, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Securities or Additional Securities, as the case may be, which any Underwriter has agreed to purchase pursuant to
Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Securities or Additional Securities, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company, other than the obligation of the Underwriters to pay their own
expenses, including the fees and expenses of counsel for the Underwriters.   In
any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Securities or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

SECTION 10.          Miscellaneous   Notices given pursuant to any provision of
this Agreement shall be addressed as follows: (i) if to the Company, to El Paso Natural Gas Company, 1001 Louisiana, Houston, Texas 77002, Attention : Britton White, Jr. and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

              The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Trust, the Trustees, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

              If for any reason the Securities are not delivered by or on behalf of the Trust as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Trust and the Company agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Trust and the Company shall be liable for all expenses which they have agreed to pay pursuant to
Section 5(h) hereof. The Trust and the Company also agree to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the reasonable fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

              Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Trust, the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Trustees, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

              This Agreement shall be governed and construed in accordance with the laws of the State of New York.

              This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                   Very truly yours,

                                   EL PASO NATURAL GAS COMPANY

                                   By: /s/ H. BRENT AUSTIN
                                      ------------------------------------------
                                   Name:   H. Brent Austin
                                        ----------------------------------------
                                   Title:  Executive Vice President & Chief
                                         ---------------------------------------
                                            Financial Officer
                                         ---------------------------------------

                                   EL PASO ENERGY CAPITAL TRUST I

                                   By: /s/ H. BRENT AUSTIN
                                      ------------------------------------------
                                   Name:   /s/ H. Brent Austin
                                        ----------------------------------------
                                   Title:  Administrative Trustee





DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MORGAN STANLEY DEAN WITTER


By:   DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION

   By: /s/ DWIGHT SCOTT
       ---------------------------------
   Name:   Dwight Scott
         -------------------------------
   Title:  Senior Vice President
         -------------------------------

                                 SCHEDULE I




Underwriters                               Number of Firm
                                           Securities
                                           to be Purchased
Donaldson, Lufkin & Jenrette
      Securities Corporation                 2,166,668

Goldman, Sachs & Co.                         2,166,666

Morgan Stanley Dean Witter                   2,166,666
                                             ---------
Total                                        6,500,000



                                      -1-